Exhibit (n) Consent of Independent Registered Public Accounting Firm for RiverSource Survivorship Variable Universal Life Insurance
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 6 to the Registration Statement on Form N-6 (No.333-260175) (the “Registration Statement”) of RiverSource® Survivorship Variable Universal Life Insurance of our report dated February 20, 2025 relating to the consolidated financial statements of RiverSource Life Insurance Company and consent to the incorporation by reference in the Registration Statement of our report dated April 24, 2025 relating to the financial statements of each of the divisions of RiverSource Variable Life Separate Account indicated in our report, which appear in Post-Effective Amendment No. 18 to the Registration Statement on Form N-6 (No. 333-227506). We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm" in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 25, 2025